EXHIBIT 10.3
INVESTMENT MANAGEMENT TRUST AGREEMENT
by and between
Sidhu Special Purpose Capital Corp.
and
Mellon Bank, N.A.

Dated as of [       ], 2008

TABLE OF CONTENTS

ARTICLE I AGREEMENTS AND COVENANTS OF ACCOUNT AGENT	2

ARTICLE II LIMITED DISTRIBUTIONS OF INCOME FROM TRUST ACCOUNT	3

2.1 Taxes	3
2.2 Working Capital	3
2.3 Satisfaction of Stockholder Conversion Rights	3
2.4 Expenses of Liquidation and Dissolution	3
2.5 No Other Distributions	4

ARTICLE III AGREEMENTS AND COVENANTS OF THE COMPANY	4

3.1 Instructions	4
3.2 Indemnity	4
3.3 Fees	4
3.4 Stockholder Vote	5

ARTICLE IV LIMITATIONS OF LIABILITY	5

ARTICLE V WAIVER OF CLAIMS AGAINST TRUST ACCOUNT	8

ARTICLE VI TERMINATION	9

ARTICLE VII MISCELLANEOUS	9

7.1 Procedures for Funds Transfer	9
7.2 Governing Law	9
7.3 Counterparts	10
7.4 Complete Agreement; Amendment; Waiver of Trial by Jury	10
7.5 Consent to Jurisdiction	10
7.6 Notice; Consent; Requests	10
7.7 Assignability	11
7.8 Authority to Contract	12
7.9 Publicity	12

Schedule A Fee Items
Exhibit A Termination Letter
Exhibit B Termination Letter
Exhibit C Authorized Individuals

i

INVESTMENT MANAGEMENT TRUST AGREEMENT
     This INVESTMENT MANAGEMENT TRUST AGREEMENT (this “Agreement”) is made as of                     , 2008 by and between Sidhu Special Purpose Capital Corp. (the “Company”) and Mellon Bank, N.A., as account agent (the “Account Agent”).
     WHEREAS, the Company’s Registration Statement on Form S-1 under the Securities Act of 1933, as amended, No. 333-149504 (together with any registration statement filed pursuant to Rule 462(b), the “Registration Statement”), for its initial public offering of securities (the “IPO”) has been declared effective as of                     , 2008 (the “Effective Date”) by the Securities and Exchange Commission;
     WHEREAS, Maxim Group LLC is acting as the representative (the “Representative”) of the underwriters in the IPO (the “Underwriters”);
     WHEREAS, the Company has agreed to issue units immediately prior to the IPO (the “Sponsor Purchase”);
     WHEREAS, as described in the Registration Statement, and in accordance with the Company’s Amended and Restated Certificate of Incorporation, an aggregate of $90,000,000 ($102,993,750 if the Underwriters’ over-allotment option is exercised in full), which is comprised of (i) the net proceeds of the IPO (except as provided in the Registration Statement); (ii) the $4,252,000 received by the Company in exchange for its units pursuant to the Sponsor Purchase; and (iii) an additional $2,925,000 (or $3,363,750 if the Underwriters’ over-allotment option is exercised in full) of the proceeds of the IPO, representing deferred underwriting discounts and commissions (the “Deferred Discount”), which the Company and the Underwriters have agreed to deposit in the Trust Account (as defined below), will be delivered to the Account Agent to be deposited and held in the Trust Account for the benefit of the Company and the holders of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), included in the units of the Company’s securities issued in the IPO (the “Units”), and the Underwriters (The amount to be delivered to the Account Agent will be referred to herein as the “Property,” the stockholders for whose benefit the Account Agent shall hold the Property will be referred to as the “Public Stockholders,” and the Public Stockholders, the Underwriters and the Company will be collectively referred to as the “Beneficiaries”); and
     WHEREAS, the Company and the Account Agent desire to enter into this Agreement to set forth the terms and conditions pursuant to which the Account Agent shall hold the Property.
     NOW, THEREFORE, for and in consideration of the mutual agreements herein contained, and intending to be legally bound hereby, the parties hereto agree as follows:

ARTICLE I
AGREEMENTS AND COVENANTS OF ACCOUNT AGENT
     Subject to the terms and conditions of this Agreement, including Article IV hereof, the Account Agent hereby agrees and covenants to:
     (a) Hold the Property in trust in accordance with the terms of this Agreement in a segregated trust account (the “Trust Account”) established by the Account Agent;
     (b) Administer the Trust Account subject to the terms and conditions set forth herein;
     (c) In a timely manner, upon the written instruction of the Company, the Account Agent shall invest and reinvest the Property (i) in United States “government securities” within the meaning of Section 2(a)(16) of the Investment Company Act of 1940, as amended (the “1940 Act”), having a maturity date of 180 days or less, or (ii) in any money market funds selected by the Company meeting the conditions of Sections (c)(2), (c)(3) and (c)(4) of Rule 2a-7 promulgated under the 1940 Act (which may include one or more money market funds for which the Dreyfus Corporation or any subsidiary or affiliate thereof serves as an investment advisor, administrator, servicing agent, custodian or subcustodian, subject to customary fees and expenses). The Company acknowledges and agrees that (i) the Dreyfus Corporation is an affiliate of the Account Agent, (ii) the Account Agent will be entitled to fees as compensation for its services under this Agreement as provided in Section 3.3 hereof, and (iii) the Dreyfus Corporation and other affiliates of the Account Agent may be paid fees by any money market funds in which the Property is invested. Income arising from the Property shall become part of the Property, as such term is used herein, and is subject to distribution to the Company as provided in Section 2.2 hereof;
     (d) Collect and receive, when due, all principal and income arising from the Property, which shall become part of the “Property” as such term is used herein;
     (e) Promptly notify the Company of all communications received by it with respect to the Property requiring action by the Company;
     (f) Promptly supply any necessary information or documents in the possession or control of the Account Agent as may be reasonably requested by the Company in connection with the Company’s preparation of the tax returns relating to the Property held in the Trust Account or otherwise relating to the Trust Account;
     (g) Participate, at the Company’s cost and expense, in any plan or proceeding for protecting or enforcing any right or interest arising from the Property if, as and when reasonably instructed by the Company to do so;
     (h) Render to the Company, and to the Representatives if the Company shall so instruct, monthly written statements of the activities of and amounts in the Trust Account reflecting all receipts and disbursements of the Trust Account;
     (i) Commence liquidation of the Trust Account promptly after receipt of, and only in accordance with the terms of, a letter (the “Termination Letter”), substantially in the form attached hereto as either Exhibit A or Exhibit B, signed on behalf of the Company by its Chairman of the Board, Chief Executive Officer, Chief Financial Officer or other authorized officer of the Company, and complete the liquidation of the Trust Account and distribute the Property in the Trust Account only as directed in the Termination Letter and the other documents referred to therein; provided, however, that in the event that a Termination Letter has not been received by [                    ], 2010 or, if an extension is approved in accordance with the terms of the Certificate of Incorporation, the last day of the Extension Period (as defined therein) (the “Termination Date”), the Trust Account shall be liquidated and distributed in accordance with the procedures set forth in the Termination Letter attached as Exhibit B hereto and the documents referred to therein.
ARTICLE II
LIMITED DISTRIBUTIONS OF INCOME FROM TRUST ACCOUNT
     2.1 Taxes. If there is any income or other federal, state or local tax obligation relating to the Property in the Trust Account as determined by the Company, then, from time to time, upon the written request of the Company, the Account Agent shall promptly, to the extent there is not sufficient cash in the Trust Account to pay such tax obligation, liquidate such assets from the income held in the Trust Account as shall be designated by the Company in writing, and disburse to the Company by wire transfer, out of the income on the Property in the Trust Account, the amount indicated by the Company as owing in respect of such tax obligation.
     2.2 Working Capital. Upon the written request of the Company, from time to time, the Account Agent shall distribute to the Company amounts necessary to fund the Company’s working capital requirements; provided that the Company shall certify to the Account Agent that any amounts requested do not exceed the aggregate amount of income earned on the Property through the last day of the month immediately preceding the Company’s request, net of taxes payable in respect of such income and amounts previously disbursed pursuant to Section 2.1 and this Section 2.2; and provided further that the Company shall certify to the Account Agent that the total amount of disbursements made pursuant to this Section 2.2 does not exceed $2,400,000 in the aggregate.
     2.3 Satisfaction of Stockholder Conversion Rights. Upon the written request of the Company, the Account Agent shall distribute to the Company amounts necessary to satisfy the exercise of stockholder conversion rights in accordance with Section 6.6 of the Certificate of Incorporation in connection with the approval of an Extension Period.
     2.4 Expenses of Liquidation and Dissolution. Upon the written request of the Company, following the receipt by the Account Agent of the Termination Letter in the form attached hereto as Exhibit B, the Account Agent shall distribute to the Company an amount up to $15,000 to pay the Company’s expenses of liquidation and dissolution; provided that the Company shall certify to the Account Agent that such amount does not exceed the aggregate amount of income earned on the Property through the last day of the month immediately preceding the Company’s request, net of taxes payable in respect of such income and amounts previously disbursed pursuant to Sections 2.1 and 2.2; and provided further that, at the time of making such request, the Company shall certify to the Account Agent that it does not otherwise have available outside the Trust Account funds necessary to pay the expenses of liquidation and dissolution.
     2.5 No Other Distributions. Except as provided in Sections 2.1, 2.2, 2.3 and 2.4, no other distributions from the Trust Account shall be permitted other than pursuant to Article I(i) above.
ARTICLE III
AGREEMENTS AND COVENANTS OF THE COMPANY
     3.1 Instructions. The Company shall give all instructions to the Account Agent hereunder in writing, signed by the Company’s Chairman of the Board, Chief Executive Officer, Chief Financial Officer or other authorized officer. In addition, except with respect to its duties under Sections 2.1, 2.2, and 2.3 above, the Account Agent shall be entitled to rely on, and shall be protected in relying on, any verbal or telephonic advice or instruction that it in good faith believes to be given by any one of the persons authorized above to give written instructions. The Company shall promptly confirm any such verbal or telephonic instructions in writing.
     3.2 Indemnity. The Company shall hold the Account Agent harmless and indemnify the Account Agent from and against, any and all claims, actions, liability, suits, costs or expenses, including reasonable counsel fees and disbursements, or loss suffered by the Account Agent in connection with any claim, action, suit or other proceeding brought against the Account Agent involving any claim or demand that in any way arises out of or relates to this Agreement, the services of the Account Agent hereunder, or the Property or any income earned on the Property, except for expenses and losses resulting from the Account Agent’s gross negligence, willful misconduct or bad faith (each as determined by a final, non-appealable judgment of a court of competent jurisdiction). Promptly after the receipt by the Account Agent of notice of demand or claim or the commencement of any action, suit or proceeding, pursuant to which the Account Agent intends to seek indemnification under this Section 3.2, it shall notify the Company in writing of such claim (hereinafter referred to as the “Indemnified Claim”). The Account Agent may not agree to settle any Indemnified Claim without the prior written consent of the Company, which consent shall not be unreasonably withheld or delayed.
     3.3 Fees. The Company shall pay the Account Agent an initial acceptance fee, an annual fee and a transaction processing fee for each disbursement made pursuant to Article II as set forth on Schedule A hereto, which fees shall be subject to modification by mutual agreement of the parties from time to time. It is expressly understood that said transaction processing fees shall be deducted by the Account Agent from disbursements made to the Company pursuant to Section 2.2. The Company shall pay the Account Agent the initial acceptance fee and first year’s fee at the consummation of the Initial Public Offering and thereafter on the anniversary of the Effective Date. The Account Agent shall be entitled to be reimbursed by the Company for its other reasonable expenses and charges hereunder, including the fees and expenses of its counsel it may employ in connection with the exercise, performance and administration of its rights and duties hereunder (excluding fees and expenses of counsel incurred prior to the date of this Agreement), upon presentation of appropriate documentation therefor. The Company shall not be responsible for any other fees or charges of the Account Agent except as set forth in this Section 3.3 and as may be provided in Section 3.2 hereof (it being expressly understood that the

Property shall not be used to make any payments to the Account Agent under such Sections); provided, that nothing in this Agreement shall be deemed to prohibit payment by the Company of amounts owed to the Account Agent pursuant to this Agreement from income distributed from the Trust Account to the Company pursuant to Section 2.2.
     3.4 Stockholder Vote. In connection with any vote of the holders of the Company’s common stock issued in the Initial Public Offering (such stockholders, the “Public Stockholders”) regarding a Business Combination or an Extension Period, the Company shall provide to the Account Agent an affidavit or certificate of a firm regularly engaged in the business of soliciting proxies and tabulating stockholder votes verifying the vote of the Public Stockholders regarding such Business Combination or such Extension Period, as the case may be.
     3.5 Notices of IPO and Business Combination. The Company shall provide the Account Agent with notice of the proposed closing under the IPO and the Business Combination at least two (2) business days prior to the date of such closing.
     3.6 Delivery of Funds. The Company shall cause the Property to be delivered to the Account Agent prior to 5:00 p.m. Eastern Time on the closing date for the IPO; provided, however, that any Property received after noon Eastern Time shall not be invested until the next business day.
     3.7 Notices to Representatives. The Company will:
     (a) Within five (5) business days after the Underwriters’ over-allotment option (or any unexercised portion thereof) expires or is exercised, provide the Account Agent with a notice in writing (with a copy to the Representatives) of the total amount of the Deferred Discount, which shall in no event be less than $2,925,000;
     (b) In all cases, provide the Representatives with a copy of any Termination Letters and/or any other correspondence that it sends to the Account Agent with respect to any proposed distribution from the Trust Account promptly after it issues the same; and
     (c) Within five (5) business days after the vote of the Company’s stockholders regarding the Extension Period, provide the Account Agent (with a copy to the Representatives) with (i) notice of the Company’s stockholder approval of the Extension Period and (ii) instructions for the distributions of funds to the Company’s stockholders who exercised their redemption rights in connection with the Extension Period.
ARTICLE IV
LIMITATIONS OF LIABILITY
     4.1 Account Agent. The Account Agent shall have no responsibility or liability for:
     (a) Taking any action with respect to the Property, other than as directed in Articles I and II hereof and the Account Agent shall have no liability to any party except for liability arising out of its own gross negligence, willful misconduct or bad faith (each as determined by a final, non-appealable judgment of a court of competent jurisdiction);

     (b) Instituting any proceeding for the collection of any principal and income arising from, or institute, appear in or defend any proceeding of any kind with respect to, any of the Property unless and until it shall have received written instructions from the Company given as provided herein to do so and the Company shall have advanced to it funds sufficient to pay any expenses incident thereto;
     (c) Verifying that any of the investments selected by the Company pursuant to Article I(c) hereof constitute United States “government securities” within the meaning of Section 2(a)(16) of the 1940 Act or have maturity dates of 180 days or less or that any money market funds selected by the Company meet the conditions of Sections (c)(2), (c)(3) and (c)(4) of Rule 2a-7 promulgated under the 1940 Act;
     (d) Changing the investment of any Property, other than in accordance with written instructions of the Company;
     (e) Refunding or reimbursing any depreciation or decline in principal of any Property;
     (f) Assuming that the authority of any person designated by the Company to give instructions hereunder shall not be continuing unless provided otherwise in such designation or unless the Company shall have delivered a written revocation of such authority to the Account Agent prior to the Account Agent’s reliance on such revoked authority;
     (g) Any action taken or omitted by it, or any action suffered by it to be taken or omitted, except for its gross negligence, willful misconduct or bad faith (each as determined by a final, non-appealable judgment of a court of competent jurisdiction), whether to the other parties hereto or anyone else. The Account Agent may rely conclusively and shall be protected in acting upon any order, instruction, notice, demand, certificate, opinion or advice of counsel (including counsel chosen by the Account Agent), statement, instrument, report or other paper or document (not only as to its due execution and the validity and effectiveness of its provisions, but also as to the truth and acceptability of any information therein contained) that is believed by the Account Agent, in good faith, to be genuine and to be signed or presented by the proper person or persons. The Account Agent shall not be bound by any notice or demand, or any waiver, modification, termination or rescission of this Agreement or any of the terms hereof, unless evidenced by a written instrument delivered to the Account Agent signed by the proper party or parties and, if the duties or rights of the Account Agent are affected, unless it shall give its prior written consent thereto;
     (h) Verifying the correctness of the information set forth in the Registration Statement or confirming that any Business Combination made by the Company or any other action taken by it is as contemplated by the Registration Statement;
     (i) Preparing, executing and filing tax reports, income or other tax returns and paying any taxes with respect to income and activities relating to the Trust Account, regardless of whether such tax is payable by the Trust Account or the Company, including, but not limited to, income tax obligations, it being expressly understood that, as set forth in Section 2.1 hereof, if there is any income tax obligation relating to income on the Property in the Trust Account, as determined from time to time by the Company and regardless of whether such tax is payable by the Company or the Trust Account, at the written instruction of the Company, the Account Agent shall make funds available in cash from the Property in the Trust Account in an amount specified by the Company as owing to the applicable tax authority, which amount shall be paid directly to the Company by electronic funds transfer, account debit or other method of payment, and the Company shall forward such payment to the taxing authority;
     (j) Verifying calculations, qualifying or otherwise approving Company requests for distributions pursuant to Article I(i) and Sections 2.1, 2.2, and 2.3 hereof;
     (k) Refraining, in the event the Account Agent believes any ambiguity or uncertainty exists in the provisions governing the Property or as how to proceed, such that the Account Agent, in the sole and absolute discretion, deems it necessary for its protection to do so, from taking any action other than (i) to retain the custody of the Property deposited hereunder until it shall have received written instructions, which in the judgment of the Account Agent clarify the ambiguity, or (ii) to deposit the Property with a court of competent jurisdiction and thereupon to have no further duties or responsibilities in connection thereof; and
     (l) (i) Special, incidental, indirect, consequential or punitive damages of any kind whatsoever (including, but not limited to, lost profits, assuming the Property was invested pursuant to Article I (c) hereof) even if the Account Agent has been advised of the likelihood of such loss or damage and regardless of the form of action, (ii) acts or omissions of securities depositories, brokers or dealers; or (iii) any losses due to forces beyond the reasonable control of the Account Agent, including without limitation, strikes, work stoppages, acts of war or terrorism, insurrection, revolution, nuclear or natural catastrophes or acts of God and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services.
     4.2 Responsibilities of The Account Agent. The Account Agent
     (aa) shall not (by virtue of this Agreement or the performance of its duties hereunder) be held to any obligations, duties (including fiduciary duties) or relationship of agency or trust for or with the Public Stockholders or the Representative;
     (bb) shall have no duties or obligations other than those specifically set forth in this Agreement and no duties or obligations shall be implied. Without limiting the foregoing, the Account Agent shall not be subject to, nor be required to comply with or determine if any person or entity has complied with, the Registration Statement or the provisions of any agreement between or among the Company, the Public Stockholders or any other person or entity beyond the specific terms hereof, or to comply with any notice, instruction, direction, request or other communication, paper or document other than as expressly set forth in this Agreement;
     (cc) shall be able to consult with counsel satisfactory to it (including counsel for the other parties hereto) and the advice or opinion of such counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in accordance with the advice or opinion of such counsel;
     (dd) shall not, notwithstanding any provision of this Agreement to the contrary, be required to make any payment hereunder until sufficient funds are actually received by the Account Agent;
     (ee) shall not be required to take any action hereunder if the Account Agent shall have reasonably determined, or shall have been advised by counsel, that such action is likely to result in liability on the part of the Account Agent or is contrary to the terms hereof or is otherwise contrary to law;
     (ff) is hereby authorized and directed to accept instructions with respect to the performance of its duties hereunder from any one of the President or Chief Financial Officer of the Company, and to apply to such officers for advice or instructions in connection with its duties, and such instructions shall be full authorization and protection to the Account Agent and the Account Agent shall not be liable or responsible for or in respect of any action taken, suffered or omitted to be taken by it in accordance with instructions of any such officer or for any delay in acting while waiting for those instructions. The Account Agent shall be fully authorized and protected in relying upon the most recent instructions received from any such officer; and
     (gg) shall assume no liability or responsibility for the correctness of recitals contained herein, which shall be deemed to be statements of the Company, or liability or responsibility to verify the same.
     In carrying out its duties and obligations hereunder, the Account Agent may do so by or through agents or affiliates disclosed or referenced in any account agreement signed by the Company or otherwise reasonably acceptable to the Company. The rights, privileges, protections, immunities and benefits provided to the Account Agent hereunder (including its right to be indemnified) are extended to, and shall be enforceable by, any such agents or affiliates.
ARTICLE V
WAIVER OF CLAIMS AGAINST TRUST ACCOUNT
     The Account Agent hereby waives any and all right, title, interest or claim of any kind (“Claim”) that the Account Agent may have against the Property held in the Trust Account, and hereby agrees not to seek recourse, reimbursement, set-off, payment or satisfaction for any Claim against the Trust Account for any reason whatsoever. In the event that the Account Agent has a claim against the Company under this Agreement, including, without limitation, Section 3.2, the Account Agent will pursue such claim solely against the Company and not against the Property held in the Trust Account; provided that nothing in this Article V shall be deemed to prohibit payment by the Company of amounts owed to the Account Agent pursuant to the terms of this Agreement from income of the Trust Account distributed to the Company pursuant to Section 2.2 of this Agreement.

ARTICLE VI
TERMINATION
     This Agreement shall terminate as follows:
     (a) If the Account Agent gives written notice to the Company that it desires to resign under this Agreement, the Company shall use its reasonable efforts to identify a successor Account Agent, during which time the Account Agent shall continue to act in accordance with the terms of this Agreement. At such time that the Company notifies the Account Agent that a successor account agent has been appointed by the Company and has agreed to become such subject to the terms of this Agreement, the Account Agent shall transfer the management of the Trust Account to the successor account agent, including but not limited to the transfer of copies of the reports and statements relating to the Trust Account, whereupon this Agreement shall terminate; provided, however, that, in the event that the Company does not identify a successor account agent within 60 days of receipt of the resignation notice from the Account Agent, the Account Agent may apply to a court of competent jurisdiction in the state or federal courts of Delaware for the appointment of a successor account agent; or
     (b) At such time that the Account Agent has completed the liquidation of the Trust Account in accordance with the provisions of Article I(i) hereof, and distributed the Property in accordance with the provisions of the applicable Termination Letter, this Agreement shall terminate except with respect to Section 3.2 hereof. Sections 3.2, 3.3, and 3.5 and Section 4.1(b) and (l) of this Agreement shall survive the termination of this Agreement or any resignation, removal, or replacement of the Account Agent.
ARTICLE VII
MISCELLANEOUS
     7.1 Procedures for Funds Transfer. The Company and the Account Agent each acknowledge that the Account Agent will follow the security procedures set forth below with respect to funds transferred from the Trust Account. Upon receipt of written instructions, the Account Agent will confirm such instructions with an Authorized Individual for the Company at an Authorized Telephone Number listed on Exhibit C attached hereto. The Company and the Account Agent will each restrict access to confidential information relating to such security procedures to authorized persons. Each party must notify the other party immediately if it has reason to believe unauthorized persons may have obtained access to such information, or of any change in its authorized personnel. In executing funds transfers, the Account Agent will rely upon account numbers or other identifying numbers of a beneficiary, beneficiary’s bank or intermediary bank, rather than names. The Account Agent shall not be liable for any loss, liability or expense resulting from any error in an account number or other identifying number, provided it has accurately transmitted the numbers provided.
     7.2 Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Delaware, without giving effect to conflicts of law principles that would result in the application of the substantive laws of another jurisdiction.

     7.3 Counterparts. This Agreement may be executed in several original or facsimile counterparts, each one of which shall constitute an original, and together shall constitute but one instrument.
     7.4 Complete Agreement; Amendment; Waiver of Trial by Jury. This Agreement contains the entire agreement and understanding of the parties hereto with respect to the subject matter hereof. This Agreement or any provision hereof may only be changed, amended, waived or modified by a writing signed by each of the parties hereto; provided, however, that no such change, amendment, waiver or modification may be made without the prior written consent of the Representative. As to any claim, cross-claim or counterclaim in any way relating to this Agreement, each party waives the right to trial by jury.
     7.5 Consent to Jurisdiction. The parties hereto consent to the exclusive jurisdiction and venue of any state or federal court located in the State of Delaware, for purposes of resolving any disputes hereunder, and hereby waive any objection to such jurisdiction and that such courts represent and inconvenient forum. For purposes of this Agreement, the Account Agent may rely on a list of Public Stockholders provided to it by the Company from time to time as to the identities of the Public Stockholders.
     7.6 Notice; Consent; Requests. Any notice, consent or request to be given in connection with any of the terms or provisions of this Agreement shall be in writing and shall be deemed received (a) on the third business day after deposited in the United States mail if sent by certified or registered mail, return receipt requested, (b) on the next business day after delivered to a nationally recognized commercial courier service promising next business day delivery and requiring receipt for delivery (such as Federal Express), or (c) on the day delivered by hand delivery, if addressed or delivered to the following address:
if to the Account Agent, to:
Mellon Bank, N.A.
Newport Officer Center VII
480 Washington Blvd.
Jersey City, NJ 07310
Attn: Relationship Manager
with a copy to:
Mellon Bank, N.A.
Newport Officer Center VII
480 Washington Blvd.
Jersey City, NJ 07310
Attn: Legal Department

if to the Company, to:
Sidhu Special Purpose Capital Corp.
485 Madison Avenue, 20th Floor
New York, New York 10022
Attention: Jay S. Sidhu
in either case with a copy to:
WNH Holdings, LLC
Center City Executive Centre
607 Washington Street
Reading, PA 19601
Attention: Joseph M. Harenza
and
Maxim Group LLC
405 Lexington Avenue
New York, New York 10174
Attention: Paul La Rosa, Managing Director
and
Stevens & Lee
485 Madison Avenue
20th Floor
New York, New York 10022
Attention: Jeffrey P. Waldron, Esquire
and
Ellenoff Grossman & Schole L.L.P.
150 East 42nd Street
11th Floor
New York, New York 10017
Attention: Douglas S. Ellenoff, Esquire
     7.7 Assignability. This Agreement may not be assigned by the Account Agent without the prior written consent of the Company and the Representatives; provided that consent is not required for an assignment to an affiliate of the Account Agent, notice of which shall be given to the Company.

     7.8 Authority to Contract. Each of the Account Agent and the Company hereby represents that it has the full right and power and has been duly authorized to enter into this Agreement and to perform its respective obligations as contemplated hereunder.
     7.9 Publicity. The Account Agent hereby consents to the inclusion of Mellon Bank, N.A. in the Registration Statement and other materials relating to the Initial Public Offering.
     7.10 Miscellaneous. The Account Agent acknowledges that the Trust Account will exist for the benefit of the Company’s Public Stockholders and the monies from the Trust Account may only be disbursed upon the occurrence of certain events as set forth in this Agreement. Notwithstanding the foregoing, the Company’s Public Stockholders shall under no circumstances be deemed to be third-party beneficiaries for the purposes of this Agreement.
[Remainder of this page left intentionally blank]

     IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first written above.

Sidhu Special Purpose Capital Corp.
By:
Name:
Title:

Mellon Bank, N.A., as Account Agent
By:
Name:
Title:

SCHEDULE A

Fee Item	Time and Method of Payment	Amount
Initial acceptance fee	Initial closing of the Initial Public Offering by wire transfer	[•]

Annual fee	First year, initial closing of the Initial Public Offering by wire transfer; thereafter on the anniversary of the Effective Date by wire transfer or check	[•]

Transaction processing fee for disbursements to Company under Article I(i) and Sections 2.1, 2.2 and 2.3	Deduction by Account Agent from accumulated income following disbursement made to Company under Section 2	[•]

EXHIBIT A
[Letterhead of Company]

           Re: Trust Account No.                      Termination Letter
Ladies and Gentlemen:
     Pursuant to Article I(i) of the Investment Management Trust Agreement between Sidhu Special Purpose Capital Corp. (“Company”) and Mellon Bank, N.A. (“Account Agent”), dated as of [                    ], 2008 (“Trust Agreement”), this is to advise you that the Company has entered into an agreement (“Business Agreement”) with [          ] “Target Business”) to consummate a business combination with Target Business (the “Business Combination”) on or about [insert date]. The Company shall notify you at least two (2) Business Days in advance of the actual date of the consummation of the Business Combination (“Consummation Date”). Capitalized terms used and not defined herein shall have their respective meanings set forth in the Trust Agreement.
     In accordance with the terms of the Trust Agreement, we hereby authorize you to commence liquidation of Trust Account No.                      (the “Trust Account”) to the effect that, on the Consummation Date, all of funds held in the Trust Account will be immediately available for transfer to the account or accounts that the Company and the Representative shall direct in writing.
     At least 2 business days prior to the Consummation Date, the Company shall deliver to you written instructions (either by fax or e-mail, and if by fax, with a phone call to confirm receipt) with respect to the transfer of the funds held in the Trust Account (“Instruction Letter”); and on the Consummation Date, counsel for the Company shall deliver to you written notification (either by fax or e-mail) that the Business Combination has been consummated (“Counsel’s Letter”), provided that the Company has identified such counsel in writing prior to such event. The Representative shall deliver to you written instructions for delivery of the Deferred Discount. You are hereby directed and authorized to transfer the funds held in the Trust Account on the Consummation Date, in accordance with the terms of the Instruction Letter. In the event that certain deposits or investments held in the Trust Account may not be liquidated by the Consummation Date without penalty, you will notify the Company of the same and the Company shall direct you as to whether such funds should remain in the Trust Account and distributed after the Consummation Date to the Company. Upon the distribution of all the funds in the Trust Account pursuant to the terms hereof, the Trust Agreement shall be terminated and the Trust Account closed.

     In the event that the Business Combination is not consummated on the Consummation Date described in the notice thereof and we have not notified you on or before the original Consummation Date of a new Consummation Date, then the funds held in the Trust Account shall, upon written instruction from the Company, be redeposited as provided in the Trust Agreement on the business day immediately following the Consummation Date as set forth in the notice.

Very truly yours, SIDHU SPECIAL PURPOSE CAPITAL CORP.
By:
Name:
Title:

cc: Maxim Group LLC

EXHIBIT B
[Letterhead of Company]

           Re: Trust Account No.                      Termination Letter
Ladies and Gentlemen:
     Pursuant to Article I(i) of the Investment Management Trust Agreement between Sidhu Special Purpose Capital Corp. (“Company”) and Mellon Bank, N.A., as account agent (“Account Agent”), dated as of [                    ], 2008 (“Trust Agreement”), this is to advise you that the Company has been dissolved due to its inability to effect a Business Combination within the time frame specified in the Company’s prospectus relating to its Initial Public Offering. Capitalized terms used but not defined herein shall have the meanings set forth in the Trust Agreement.
     Attached hereto is a certified copy of the Certificate of Dissolution as filed with the Secretary of State of Delaware. In accordance with the terms of the Trust Agreement, we hereby authorize you to commence, as promptly as practicable, liquidation of the Trust Account and distribution of the funds in the Trust Account to [                    ] (the “Designated Paying Agent”) on behalf of the Company. You will notify the Company and the Designated Paying Agent in writing at [insert address] as to when all such funds in the Trust Account will be available for immediate transfer (the “Transfer Date”). The Designated Paying Agent shall thereafter notify you as to the account or accounts of the Designated Paying Agent that the funds in the Trust Account should be transferred to on the Transfer Date so that the Designated Paying Agent may commence distribution of such funds in accordance with the Company’s instructions. You shall have no obligation to oversee the Designated Paying Agent’s distribution of the funds. Upon the payment to the Designated Paying Agent of all the funds in the Trust Account, the Trust Agreement shall terminate in accordance with the terms thereof and the account shall close.

Very truly yours, SIDHU SPECIAL PURPOSE CAPITAL CORP.
By:
Name:
Title:

cc: Maxim Group LLC

EXHIBIT C

AUTHORIZED INDIVIDUAL(S) FOR
TELEPHONE CALL BACK	AUTHORIZED TELEPHONE NUMBER(S)
Company:

[•]	[•]
Account Agent:

[•]	[•]